Exhibit 31.1

CHIEF EXECUTIVE OFFICER
CERTIFICATION PURSUANT TO SECTION 302

I, William O’Dowd IV, Chief Executive Officer of Dolphin Digital Media, Inc. (the “Registrant”), certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K of the Registrant; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: May 22, 2015	By:	/s/ William O’Dowd IV
William O’Dowd IV
Chief Executive Officer